Exhibit 1.1

Execution Version

UGI CORPORATION

2,000,000 Stock Purchase Contracts

200,000 Shares

0.125% Series A Cumulative Perpetual Convertible Preferred Stock

Without Par Value

in the form of

2,000,000 Corporate Units

UNDERWRITING AGREEMENT

Dated: May 17, 2021

i

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	List of Persons Subject to Lock-Up
Exhibit D	–	Form of Lock-Up Agreement
Exhibit E	–	Form of Opinion of Company Counsel
Exhibit F	–	Form of Opinion of Pennsylvania Counsel
Exhibit G	–	Pricing Term Sheet
Exhibit H	–	Issuer General Use Free Writing Prospectuses

ii

UGI CORPORATION

2,000,000 Stock Purchase Contracts

200,000 Shares

0.125% Series A Cumulative Perpetual Convertible Preferred Stock

Without Par Value

in the form of

2,000,000 Corporate Units

UNDERWRITING AGREEMENT

May 17, 2021

Wells Fargo Securities, LLC

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

UGI Corporation, a Pennsylvania corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, BofA Securities, Inc. (“BofA”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”) are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of 2,000,000 Corporate Units (the “Underwritten Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Underwritten Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional 200,000 Corporate Units to cover over-allotments, if any. The Underwritten Securities to be purchased by the Underwriters and all or any part of the 200,000 Corporate Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Each “Corporate Unit” shall be comprised of (x) one stock purchase contract (each, a “Purchase Contract”) issued by the Company that requires the holder thereof to purchase from the Company, and the Company to sell to such holder, for a settlement price of $100, on June 1, 2024, a number of shares of common stock, without par value, of the Company (the “Common Stock”) not to exceed the Maximum Settlement Rate (as such term is defined in the Purchase Contract and Pledge Agreement), subject to adjustment in certain circumstances and (y) a one-tenth (1/10th) undivided beneficial ownership interest in one share of the Company’s 0.125% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “Convertible Preferred Securities”). The Convertible Preferred Securities will be convertible into (i) shares of 0.125% Series B Cumulative Perpetual Preferred Stock of the Company (the “Series B Shares”) or, solely with respect to conversions in connection with a redemption of the Convertible Preferred Securities (an “Induced Conversion”), up to $1,000 in cash per $1,000 liquidation preference of Convertible Preferred Securities to be converted and (ii) shares of Common Stock (if any). The Purchase Contracts will be issued under a Purchase Contract and Pledge Agreement dated as of the Closing Date (as defined herein) (the “Purchase Contract and Pledge Agreement”) among the Company and U.S. Bank National Association, as purchase contract agent and as collateral agent, custodial agent and securities intermediary (the “Collateral Agent”). The Convertible Preferred Securities will be established by a Statement with Respect to Shares to the Company’s Second Amended and Restated Articles of Incorporation (the “Statement With Respect To Shares”) to be filed with the Secretary of the Commonwealth of Pennsylvania and with all other offices where such filing is required, on or before May 17, 2021. The holders of the Corporate Units will pledge their interests in the Convertible Preferred Securities forming a part of the Corporate Units to the Collateral Agent under the Purchase Contract and Pledge Agreement to secure their obligations under the Purchase Contracts to purchase shares of Common Stock. Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated May 17, 2021 relating to the Securities and a related prospectus dated May 17,

2021 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated May 17, 2021 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1.    Representations and Warranties.

a)    Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of the Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

1)    Status as a Well-Known Seasoned Issuer. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company or any person or entity acting on its behalf (within the meaning, for this clause (C) only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

2)    Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act, and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on May 17, 2021.

3)    Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below), none of (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit G hereto, all considered together (collectively, the “General Disclosure Package”), (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto filed pursuant to Rule 424 or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

4)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times when they became or hereafter become effective or at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5)    Independent Accountants. The accountants who certified the financial statements and any supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations as applicable, and the PCAOB.

6)    Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in shareholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Financial Data” and “Selected Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

7)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); and (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this

Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement not in the ordinary course of business that, individually or in the aggregate, is material with respect to the Company and its subsidiaries taken as a whole.

8)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation and subsisting under the laws of the Commonwealth of Pennsylvania and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

9)    Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing (or is subsisting, as applicable for entities organized in the Commonwealth of Pennsylvania) under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each Material Subsidiary that is a corporation, all of the issued and outstanding partnership interests of each Material Subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Material Subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any Material Subsidiary that is a corporation, none of the issued and outstanding partnership interests of any Material Subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Material Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of Material Subsidiary or any other person or entity. Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission accurately sets forth the name of each Material Subsidiary. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X of the Commission are listed on Exhibit B hereto under the caption “Material Subsidiaries” (“Material Subsidiaries”).

10)    Capitalization. The Company’s authorized capital stock consists of 450,000,000 shares of Common Stock, 1,000 shares of Restructuring Stock and 10,000,000 shares of Preferred Stock; 208,777,163 shares of Common Stock are issued and outstanding (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, upon the exercise of options issued pursuant to any stock option or other equity incentive plans as so described, or upon the exercise of options described in the General Disclosure Package and the Prospectus) and no shares of Restructuring Stock or Preferred Stock are outstanding. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

11)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

12)    Authorization of Purchase Contract and Pledge Agreement. The Purchase Contract and Pledge Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability related to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”). The Purchase Contract and Pledge Agreement will conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The Purchase Contracts forming part of the Securities have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the Purchase Contract and Pledge Agreement and delivered to, against payment for such Securities by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Purchase Contract and Pledge Agreement subject to the Enforceability Exceptions.

13)    Authorization of the Corporate Unit Certificates. The Corporate Unit certificates have been duly and validly authorized by the Company and on the Closing Date, when paid for by the Underwriters pursuant to this Agreement, will be duly executed and delivered.

14)    Authorization of Common Stock Underlying Purchase Contracts. The initial maximum number of shares of Common Stock issuable upon settlement of the Purchase Contracts (including the initial maximum number that may be issued upon settlement of the Purchase Contracts in connection with a fundamental change (such maximum number of shares, as the same may be adjusted from time to time pursuant to the Purchase Contract and Pledge Agreement, the “Maximum Number of Purchase Contract Securities”)) have been duly authorized and reserved and, when issued and paid for upon settlement of the Purchase Contracts in accordance with the terms of the Purchase Contracts, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be in violation of any preemptive or similar rights.

15)    Authorization of Convertible Preferred Securities. The Convertible Preferred Securities forming part of the Securities to be sold by the Company pursuant to this Agreement have been duly authorized by the Company and, when duly issued and delivered, against payment for such Securities, as provided herein, will be duly and validly issued, fully paid and non-assessable, and the issuance of such Convertible Preferred Securities will not be in violation of any pre-emptive or similar rights. The Statement With Respect To Shares, the proposed form of which has been furnished to you, will have been duly filed with the Secretary of the Commonwealth of Pennsylvania and with all other offices, if any, where such filing is required, on or before the Closing Date, and the holders of the Convertible Preferred Securities will, upon such filing, have the rights, preferences and priorities set forth in the Statement With Respect To Shares.

16)    Authorization of Issuable Common Stock. The initial maximum number of shares of Common Stock issuable upon conversion of the Convertible Preferred Securities (including the initial maximum number that may be issued upon conversion of the Convertible Preferred Securities in connection with a fundamental change) have been duly authorized and reserved and, when issued upon conversion of the Convertible Preferred Securities in accordance with the terms of the Convertible Preferred Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be in violation of any pre-emptive or similar rights (such maximum number of shares, as the same may be adjusted from time to time pursuant to the Statement With Respect To Shares, the “Maximum Number of Underlying Shares of Common Stock”).

17)    Authorization of Issuable Series B Shares. The initial maximum number of Series B Shares issuable upon conversion of the Convertible Preferred Securities (the “Maximum Number of Underlying Series B Shares”), assuming for such purposes that no conversions are Induced Conversions, have been duly authorized and reserved and, when issued upon conversion of the Convertible Preferred Securities in accordance with the terms of the Convertible Preferred Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Series B Shares will not be in violation of any pre-emptive or similar rights.

18)    Reserved.

19)    Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a

Material Adverse Effect. The execution and delivery of and performance of obligations under this Agreement, the Statement With Respect To Shares, the Convertible Preferred Securities, the Purchase Contracts and the Purchase Contract and Pledge Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Statement With Respect To Shares, the Convertible Preferred Securities, the Purchase Contracts and the Purchase Contract and Pledge Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults, Termination Events or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except, in the case of this clause (ii), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

20)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

21)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

22)    Possession of Intellectual Property. The Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (including all goodwill associated with, and all registrations and applications for registrations of, the foregoing) (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others and which, action, suit, proceeding or claim (if the subject of any unfavorable decision, ruling or finding) would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

23)    Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, including but not limited to, the Energy Policy Act of 2005, as amended, (B) no authorization, approval, waiver, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, waiver, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance of obligations by the Company of this Agreement, the Statement With Respect To Shares, the Convertible Preferred Securities, the Purchase Contracts and the Purchase Contract and Pledge Agreement and the compliance by the Company with all the provisions hereof and thereof, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, the Statement With Respect To Shares, the Convertible Preferred Securities, the Purchase Contracts or the Purchase Contract and Pledge Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, except that no representation is made as to such authorization, approval, waiver, vote or consent as may be required under state or foreign securities laws, and except, solely with respect to clause (C) above, if the failure to obtain such authorization, approval, waiver or consent would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

24)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

25)    Compliance with Utilities Regulations. Each of the Company’s subsidiaries is in compliance with its applicable utilities laws and regulations, including but not limited to those under the Public Utility Holding Company Act of 2005, Section 4A of the Natural Gas Act and Section 222 of the Federal Power Act and the regulations of FERC promulgated thereunder, as well as applicable local, municipal and international regulations, except where the failure to comply would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

26)    Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property; all real property, buildings and other improvements material to the business of the Company and its subsidiaries taken as a whole held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material to the business of the Company and its subsidiaries taken as a whole, and all such leases and subleases are in full force and effect, except where such failure would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims that, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

27)    Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

28)    Environmental Laws. (A) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials, as defined below), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations (including, without limitation, the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended) relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) none of the Company or its subsidiaries has received written notice of any pending or threatened violation of, or liability under, any Environmental Law, and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. (B) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (i) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (ii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (iii) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

29)    Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements (including, without limitation, the Organizational Documents) in connection with the transactions contemplated by this Agreement.

30)    Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Company.

31)    FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been, eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992. There is and, at all times since the time that the Registration Statement was first filed with the Commission, there has been a “bona fide public market,” as defined in FINRA Rule 5121, for the Common Stock.

32)    Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

33)    Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

34)    Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) at any time during the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) at any time during the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

35)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

36)    Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

37)    Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

38)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company nor, to the knowledge of the Company, any agent, affiliate, employee or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in: (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and reasonably ensure compliance with all applicable anti-bribery and anti-corruption laws.

39)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

40)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any other employee of the Company or any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (B) to fund or facilitate any activities of or any business in any Sanctioned Country or (C) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

41)    ERISA Compliance. None of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (1) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year if such increase would reasonably be expected to result in a Material Adverse Effect; (2) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic No. 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year if such increase would reasonably be expected to result in a Material Adverse Effect; (3) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (4) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

42)    Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person or entity that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

43)    Offering Materials. Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

44)    Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

45)    Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

46)    Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (including protected health information) (“Personal Data”)) and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors), equipment or technology used in the operation of the business of the Company and its subsidiaries (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained and implemented controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, or with respect to clause (C), where the failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the lack of compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

b)    Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

a)    Underwritten Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the Underwritten Securities to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Underwritten Securities set forth opposite its name in Exhibit A hereto plus any additional number of Underwritten Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $97.00 per Corporate Unit (the “Purchase Price”).

b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to the Option Securities at a price per Corporate Unit equal to the Purchase Price referred to in Section 2(a) above; provided that the price per Corporate Unit for any Option Securities shall be (i) reduced by an amount per Corporate Unit equal to any dividends or distributions declared, paid or payable by the Company on the Underwritten Securities but not payable on such Option Securities; and (ii) increased by accrued Contract Adjustment Payments (as defined in the Purchase Contract and Pledge Agreement) on the Purchase Contracts forming part of the Option Securities to be purchased, and accrued dividends on the Convertible Preferred Securities forming part of such Option Securities, in each case under this clause (ii) for the period from, and including, the Closing Date to, but excluding, the Option Closing Date. The option hereby granted may be exercised in whole or in part at any time (but not more than once) on or prior to the 30th calendar day immediately following the date of this Agreement only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Underwritten Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities determined by the Representatives (any such time and date of payment and delivery, an “Option Closing Date”); provided that in no event shall any Option Closing Date be (i) later than three full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10 hereof) or (ii) prior to the Closing Date.

c)    If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Underwritten Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Underwritten Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Underwritten Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Securities.

d)    Payment. Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on May 25, 2021 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on the Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities and the Option Securities, if any, that it has agreed to purchase. Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

e)    Delivery of Securities. Delivery of the Underwritten Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:

a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives promptly, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will in good faith consider any comments proposed by the Representatives or counsel for the Underwriters), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rule 456(b) of the 1933 Act Regulations and 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

b)    Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

e)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If, at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary in connection with any statements provided to the Company by the Representatives) to amend the Registration Statement or amend or supplement the General

Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary in connection with any statements provided to the Company by the Representatives) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its commercially reasonable efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary in connection with any statements provided to the Company by the Representatives) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary in connection with any statements provided to the Company by the Representatives) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

g)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

h)    Pricing Term Sheet. The Company will prepare a pricing term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule (such term sheet, the “Pricing Term Sheet”).

i)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

j)    Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of Wells Fargo, directly or indirectly:

i.    issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

ii.    file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement), or

iii.    enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wells Fargo:

(v)    issue Securities to the Underwriters pursuant to this Agreement,

(w)     issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement,

(x)    issue shares of Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (w) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants outstanding on the date of this Agreement, as those warrants are in effect on the date of this Agreement,

(y)    issue shares of Common Stock upon settlement of the Purchase Contracts or as payment of Contract Adjustment Payments on such Purchase Contracts, and

(z)    issue shares of Common Stock and/or Series B Shares upon conversion of the Convertible Preferred Securities or issue shares of Common Stock as payment for dividends on the Convertible Preferred Securities or Series B Shares.

k)    Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

l)    Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit G hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

m)    New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Securities, and notify the Representatives when such filing has been made. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, file a new registration statement relating to the Securities, and notify the Representatives when such filing has been made and use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will furnish the Representatives with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representatives or counsel for the Underwriters shall reasonably object. In any such case, the Company will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new shelf registration statement from and after the time it is filed with the Commission, mutatis mutandis.

n)    Maximum Settlement Rate. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the maximum settlement rate under the Purchase Contracts.

o)    Maximum Number of Underlying Shares of Common Stock and Maximum Number of Purchase Contract Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the aggregate Maximum Number of Underlying Shares of Common Stock (for purposes of satisfying conversions of the Convertible Preferred Securities) in respect of the Convertible Preferred Securities then outstanding and the aggregate Maximum Number of Purchase Contract Securities (for purposes of settling the Purchase Contracts) in respect of the Purchase Contracts then outstanding.

p)    Maximum Number of Underlying Series B Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of Series B Shares equal to the aggregate Maximum Number of Underlying Series B Shares (for purposes of satisfying conversions of the Convertible Preferred Securities) in respect of the Convertible Preferred Securities then outstanding.

q)    Conversion Rate for the Convertible Preferred Securities. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate for the Convertible Preferred Securities.

SECTION 4.    Payment of Expenses.

a)    Expenses. The Company will pay all expenses incident to the performance of its obligations, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing

Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, custodian, transfer agent and registrar, paying agent, conversion agent, purchase contract agent and collateral agent for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, up to a maximum aggregate amount of $25,000, (x) the fees and expenses incurred in connection with the listing of the Securities, the Maximum Number of Underlying Shares of Common Stock and the Maximum Number of Purchase Contract Securities on the NYSE, and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.

b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, Section 9(a)(i) hereof, 9(a)(iii)(A) hereof or Section 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

a)    Effectiveness of Registration Statement. The Registration Statement shall have become effective, been declared or become effective, as the case may be, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

b)    Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the favorable opinion and negative assurance statement, dated the Closing Date, of Latham & Watkins, LLP, special counsel for the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as the Representatives may reasonably request, and the favorable opinion of Cozen O’Connor, special Pennsylvania counsel to the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as the Representatives may reasonably request.

c)    Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable letter and negative assurance statement, dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

d)    Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has materially complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

e)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

f)    Bring-down Comfort Letter. At the Closing Date, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

g)    Listing Application. The Company shall have applied for listing of the Securities, the Maximum Number of Underlying Shares of Common Stock and the Maximum Number of Purchase Contract Securities on the NYSE.

h)    Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

i)    NYSE. The Maximum Number of Underlying Shares of Common Stock and the Maximum Number of Purchase Contract Securities shall have been approved for listing on the NYSE, subject to notice of issuance.

j)    The Form of Securities. The Securities shall be executed by the Company in form and substance reasonably satisfactory to the Representatives. The Securities shall be eligible for clearance and settlement through DTC.

k)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on the Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the Option Closing Date, the Representatives shall have received:

i.    Opinion of Counsel for Company. The favorable opinion of Company Counsel and of the other counsel named in Section 5(b), each in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on the Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

ii.    Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

iii.    Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to the Option Closing Date.

iv.    Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this Section 5(i)(4) shall be a date not more than three business days prior to the Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

l)    Additional Documents. At the Closing Date and the Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

m)    Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company at any time on or prior to Closing Date or the Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6.    Indemnification.

a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

i.    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any

Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

ii.    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

iii.    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

b)    Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the third paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the tenth, eleventh and twelfth paragraphs under such caption (but only insofar as such information concerns the Underwriters).

c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve such indemnifying party from liability under Section 6(a) or Section 6(b), as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations provided in Section 6(a) or Section 6(b), as applicable. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) hereof shall be selected by Wells Fargo, and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Underwritten Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person or entity controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person or entity controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9.    Termination of Agreement.

a)    Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on the Option Closing Date that occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to the Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq

Global Market, the NYSE American, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either U.S. federal or New York authorities.

b)    Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

i.    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

ii.    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to the Option Closing Date that occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of the Option Closing Date that is after the Closing Date, that does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.    Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic communication to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York, 10001, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax or other electronic communication to be confirmed by telephone to 212-214-6144); BofA Securities, Inc., One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 3rd floor, New York, NY 10010, Attention: Prospectus Department; Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Registration Department; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk. Notices to the Company shall be directed to it at UGI Corporation, 460 North Gulph Road, King of Prussia, Pennsylvania, 19406, Attention of Monica M. Gaudiosi, Esq., email gaudiosim@ugicorp.com (with such electronic communication to be confirmed by telephone to 610-337-1000).

SECTION 12.    Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 13.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 hereof and Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.    GOVERNING LAW AND TIME. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING FROM THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.    Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 16.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 5:00 p.m. (New York City time) on May 17, 2021 or such other time as agreed by the Company and the Representatives.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Convertible Notes” means any convertible notes or other convertible debt securities of the Company outstanding on the date of this Agreement.

“Existing Credit Agreements” means:

•

Credit Agreement, dated October 31, 2017, by and among the UGI Utilities, Inc., PNC Bank National Association, as administrative agent, The Bank of New York Mellon, as syndication agent, and certain other lenders named therein;

•

Second Amended and Restated Credit Agreement dated as of December 15, 2017 by and among AmeriGas Propane, L.P. as Borrower, AmeriGas Propane, Inc., as a Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, and Issuing Lender, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, and the other financial institutions from time to time party thereto;

•

Multicurrency Facilities Agreement, effective October 25, 2018, amount International, as borrower, Natixis, as agent, mandated lead arranger, bookrunner and coordinator, Barclays Bank Plc, BNP Paribas, Credit Agricole Corporate and Investment Bank, HSBC France, ING Bank N.V., French Branch, Mediobanca International (Luxembourg) S.A., Raiffeisen Bank International AG and Societe Generale Corporate and Investment Banking, as mandated lead arrangers, and certain other lenders;

•

Credit Agreement, dated as of June 27, 2019, by and among UGI Utilities, Inc., as borrower, PNC Bank, National Association, as administrative agent, Citizens Bank, N.A., as syndication agent, and the lenders party thereto;

•	Credit Agreement, dated as of August 1, 2019, by and among UGI Corporation, as borrower, JP Morgan Chase Bank, N.A. as administrative agent, and the lenders party thereto;

•

Credit Agreement, dated as of August 13, 2019, by and among UGI Energy Services, LLC, as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto; and

•

Third Amended and Restated Credit Agreement, dated as of March 6, 2020, by and among UGI Energy Services, LLC, as borrower, JP Morgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, as syndication agent, and Wells Fargo Bank, National Association, as documentation agent;

•

Amended and Restated Credit Agreement, dated May 4, 2021, by and between UGI Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Citizens Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, and the other financial institutions from time to time party thereto.

each as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Existing Indentures” means:

•	Indenture, dated as of August 1, 1993, by and between UGI Utilities, Inc., as Issuer, and U.S. Bank National Association, as successor trustee;

•	Supplemental Indenture, dated as of September 15, 2006, by and between UGI Utilities, Inc., as Issuer, and U.S. Bank National Association, successor trustee to Wachovia Bank, National Association;

•	Indenture, dated as of June 27, 2016, among AmeriGas Partners, L.P., AmeriGas Finance Corp., and U.S. Bank National Association, as trustee;

•	First Supplemental Indenture, dated as of June 27, 2016, among AmeriGas Partners, L.P., AmeriGas Finance Corp., and U.S. Bank National Association, as trustee;

•	Second Supplemental Indenture, dated as of December 28, 2016, among AmeriGas Partners, L.P., AmeriGas Finance Corp., and U.S. Bank National Association, as trustee;

•	Third Supplemental Indenture, dated as of February 13, 2017, among AmeriGas Partners, L.P., AmeriGas Finance Corp., and U.S. Bank National Association, as trustee; and

•

Indenture, dated as of October 25, 2018, by and among UGI International, LLC, the guarantors named therein, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, as registrar and transfer agent, and Elavon Financial Services DAC, UK Branch, as paying agent;

in each case as amended or supplemented, if applicable, and in each case including any debt securities, pledge agreements, security agreements, mortgages, guarantees or other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented, if applicable.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the

Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit H hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus dated May 17, 2021 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preferred Stock” means the Company’s preferred stock, without par value.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s registration statement on Form S–3 (Registration No. 333-256180) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition that, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person or entity acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 163,” “Rule 163(c),” “Rule 164,” “Rule 164(h)(2),” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424,” “Rule 424(b),” “Rule 424(b)(2),” “Rule 424(b)(5),” “Rule 424(b)(7),” “Rule 424(b)(8),” “Rule 430A,” “Rule 430B,” “Rule 430C,” “Rule 431B,” “Rule 433,” “Rule 433(d)(5)(i),” “Rule 433(d)(8)(i),” “Rule 433(d)(8)(ii),” “Rule 433(g),” “Rule 433(h)(5),” “Rule 456(b),” “Rule 456(b)(1)(i)” and “Rule 457(r)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), 424(b)(5) or (b)(7) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Credit Agreements and the Existing Indentures.

“Termination Event” means any event or condition that gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“UNSC” means the United Nations Security Council.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 17.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided, that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit H hereto and, to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free

Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 18.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a)    each of the Underwriters is acting solely as a principal in connection with the sale of the Securities and the process leading thereto and no fiduciary, advisory or agency relationship between the Company or any of its subsidiaries, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters and no Underwriter has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement;

b)    the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters;

c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

d)    it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

e)    it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of the Company;

f)    the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and

g)    none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 19.    Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 20.    Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21.    Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

UGI CORPORATION

By	/s/ Raymond J. Kaszuba
	Name:	Raymond J. Kaszuba
	Title:	Vice President and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

BOFA SECURITIES, INC.

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Patrick Boultinghouse
	Name:	Patrick Boultinghouse
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Joseph Salvatore
	Name:	Joseph Salvatore
	Title:	Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Mike Voris
	Name:	Mike Voris
	Title:	Partner

J.P. MORGAN SECURITIES LLC

By:	/s/ Santosh Sreenivasan
	Name:	Santosh Sreenivasan
	Title:	Managing Director

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Underwritten Securities
Wells Fargo Securities, LLC	450,000
BofA Securities, Inc.	350,000
Credit Suisse Securities (USA) LLC	350,000
Goldman Sachs & Co. LLC	180,000
J.P. Morgan Securities LLC	180,000
Credit Agricole Securities (USA) Inc.	109,047
HSBC Securities (USA) Inc.	109,047
Mediobanca – Banca di Credito Finanziario S.p.A.	86,510
BNP Paribas Securities Corp.	72,698
Regions Securities LLC	72,698
Citizens Capital Markets, Inc.	20,000
PNC Capital Markets LLC	20,000

Total	2,000,000

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members*
AmeriGas Propane, Inc.	PA	Corporation

AmeriGas Partners, L.P.	DE	Limited Partnership	GP: AmeriGas Propane, Inc.

AmeriGas Eagle Finance Corp.	DE	Corporation

AmeriGas Finance Corp.	DE	Corporation

AmeriGas Finance LLC	DE	Limited Liability Company	Member-managed (Sole Member): AmeriGas Partners, L.P.

AP Eagle Finance Corp.	DE	Corporation

AmeriGas Propane GP, LLC	DE	Limited Liability Company

AmeriGas Propane, L.P.	DE	Limited Partnership	GP: AmeriGas Propane GP, LLC

902 Gilbert Street, LLC	NC	Limited Liability Company

AmeriGas Eagle Holdings, Inc.	DE	Corporation

Active Propane of Wisconsin, LLC	DE	Limited Liability Company	Member-managed (Sole Member): AmeriGas Eagle Holdings, Inc.

AmerE Holdings, Inc.	DE	Corporation

AmeriGas Propane Parts & Service, Inc.	PA	Corporation

Heritage Energy Resources, LLC	OK	Limited Liability Company

AmeriGas Propane Holdings, Inc.	DE	Corporation

AmeriGas Technology Group, Inc.	PA	Corporation

Four Flags Drilling Company, Inc.	PA	Corporation

Ashtola Production Company	PA	Corporation

UGI Ethanol Development Corporation	PA	Corporation

*	Applicable only if the subsidiary in question is a limited or general partnership or limited liability company.

Newbury Holding Company	DE	Corporation

UGI Enterprises, LLC	PA	Limited Liability Company

Eastfield International Holdings, Inc.	DE	Corporation

UGI Black Sea Enterprises, Inc.	PA	Corporation

UGI Central Gas Control, LLC	DE	Limited Liability Company

Energy Services Funding Corporation	DE	Corporation

Homestead Holding Company	DE	Corporation

UGI Appalachia, LLC	DE	Limited Liability Company

UGI Gibraltar Gathering, LLC	DE	Limited Liability Company

UGI Pennant, LLC	DE	Limited Liability Company

Pennant Midstream, LLC	DE	Limited Liability Company

Pennant Field Gathering, LLC	DE	Limited Liability Company	Member-managed (Sole Member): Pennant Midstream, LLC

Pennant NGL, LLC	DE	Limited Liability Company	Member-managed (Sole Member): Pennant Midstream, LLC

Pennant Processing, LLC	DE	Limited Liability Company	Member-managed (Sole Member): Pennant Midstream, LLC

Pennant Residue Gathering, LLC	DE	Limited Liability Company	Member-managed (Sole Member): Pennant Midstream, LLC

Pennant Trunkline Gathering, LLC	DE	Limited Liability Company	Member-managed (Sole Member): Pennant Midstream, LLC

UGI Pine Run, LLC	DE	Limited Liability Company

Pine Run Gathering, LLC	DE	Limited Liability Company	Managing Member: Stonehenge Energy Holdings III LLC

Pine Run Midstream, LLC	DE	Limited Liability Company	Member-managed (Sole Member): Pine Run Gathering, LLC

UGI Biofuels, LLC	DE	Limited Liability Company

GHI Energy, LLC	TX	Limited Liability Company

New Energy One HoldCo, LLC	DE	Limited Liability Company	Manager-managed: CBG Partners, LLC

Twin Falls Bioenergy Partners, LLC	DE	Limited Liability Company

UGI Development Company	PA	Corporation

Hunlock Energy, LLC	DE	Limited Liability Company

UGI Hunlock Development Company	PA	Corporation

UGID Broad Mountain, LLC	DE	Limited Liability Company

UGID Conemaugh, LLC	DE	Limited Liability Company

UGID Holding Company	DE	Corporation

UGID Solar, LLC	DE	Limited Liability Company

UGI Gathering, LLC	DE	Limited Liability Company

UGI Ponderosa, LLC	DE	Limited Liability Company

UGI Texas Creek, LLC	DE	Limited Liability Company

UGI Marcellus, LLC	DE	Limited Liability Company

UGI Peaking, LLC	DE	Limited Liability Company

UGI Bethlehem LNG, LLC	DE	Limited Liability Company

UGI Manning LNG, LLC	DE	Limited Liability Company

UGI Propane Air, LLC	DE	Limited Liability Company

UGI Steelton LNG, LLC	DE	Limited Liability Company

UGI Transmission, LLC	DE	Limited Liability Company

UGI LNG, Inc.	DE	Corporation

UGI Mt. Bethel Pipeline Company, LLC	DE	Limited Liability Company

UGI PennEast, LLC	DE	Limited Liability Company	Member-managed (Sole Member): UGI Energy Services, LLC

PennEast Pipeline Company, LLC	DE	Limited Liability Company

UGI Storage Company	PA	Corporation

UGI Sunbury, LLC	DE	Limited Liability Company

UGI HVAC Enterprises, Inc.	DE	Corporation

UGI International (Romania), Inc.	PA	Corporation

UGI Europe, Inc.	DE	Corporation

UGI Europe (Cyprus) Ltd.	Cyprus

UGI International Holdings B.V.	Netherlands

DVEP Investeringen B.V.	Netherlands

De Vrije Energie Producent B.V.	Netherlands

Qwint B.V.	Netherlands

Flaga GmbH	Austria

Kosan Gas A/S	Denmark

Kosan Gas Finland Oy	Finland

Kosan Gas Norge A/S	Norway

Kosan Gas Sverige AB	Sweden

Flaga Suisse GmbH	Switzerland

Zentraleuropa LPG Holding GmbH	Austria

AmeriGas Polska Sp. z.o.o.	Poland

Flaga GPL Romania S.r.l.	Romania

Flaga Hungaria Kft.	Hungary

Flaga LPG SA	Romania

Flaga spol s.r.o.	Slovakia

Flaga s.r.o.	Czech Republic

Antargaz Belgium N.V.	Belgium

Antargaz B.V.	Netherlands

Antargaz Luxembourg S.A.	Luxembourg

EnergySud S.A.	Belgium

Gasbottling N.V.	Belgium

Antargaz	France

Antargaz Energies	France

Cobogal	France

Geogaz - Lavera	France

Gie Donges	France

Groupement Technique Citernes	France

Norgal	France

Butane Du Havre	France

Rhone Gaz	France

Sobegal	France

SoGaCYP	France

SP Queven	France

Stogaz	France

UGI Midlands Limited	United Kingdom

AvantiGas Limited	United Kingdom

Avanti Renewables Limited	United Kingdom

Lister Gases Limited	United Kingdom

LPG 4 U Limited	United Kingdom

LPG Direct Limited	United Kingdom

Premier LPG Limited	United Kingdom

AvantiGas On Ltd.	United Kingdom

UniverGas Italia S.r.l.	Italy

Alanno Gas S.c.a.r.l.	Italy

Foligno Gas S.r.l.	Italy

Montemarcian Gas S.c.a.r.l.	Italy

UGI Malta Ltd.	Malta

UGI Romania, Inc.	PA	Corporation

UGI Properties, Inc.	PA	Corporation

Operation Share Energy Fund	PA	Corporation

UGI Central Penn Propane, LLC	PA	Limited Liability Company

UGI Energy Ventures, Inc.	DE	Corporation

UGI Penn HVAC Services, Inc.	PA	Corporation

UGI Petroleum Products of Delaware, Inc.	DE	Corporation

UGI Stoneridge I, LLC	DE	Limited Liability Company	Member-managed (Sole Member): UGI Utilities, Inc.

UGI Stoneridge II, LLC	DE	Limited Liability Company	Member-managed (Sole Member): UGI Stoneridge I, LLC

United Valley Insurance Company	VT	Corporation

Material Subsidiaries

AmeriGas, Inc.	PA	Corporation

UGI Utilities, Inc.	PA	Corporation

UGI Energy Services, LLC	PA	Limited Liability Company	UGI Enterprises, LLC

UGI International, LLC	PA	Limited Liability Company	UGI Enterprises, LLC

UGI France SAS	France

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

1.	Robert F. Beard
2.	M. Shawn Bort
3.	Theodore A. Dosch
4.	Monica M. Gaudiosi
5.	Alan N. Harris
6.	Frank S. Hermance
7.	Ted J. Jastrzebski
8.	Mario Longhi
9.	William J. Marrazzo
10.	Cindy J. Miller
11.	Roger Perreault
12.	Kelly A. Romano
13.	James B. Stallings, Jr.
14.	John L. Walsh

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

UGI CORPORATION

2,000,000 Stock Purchase Contracts

200,000 Shares

0.125% Series A Cumulative Perpetual Convertible Preferred Stock

Without Par Value

in the form of

2,000,000 Corporate Units

Dated as of May 17, 2021

Wells Fargo Securities, LLC

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among UGI Corporation, a Pennsylvania corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”) BofA Securities, Inc. (“BofA”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan” and, collectively with Wells Fargo, BofA, Credit Suisse and Goldman Sachs, the “Representatives”), as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of Corporate Units (the “Securities”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Securities will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 30th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s common stock (the “Common Stock”) or preferred stock or other capital stock (including, without limitation, Common Stock, preferred stock or such other capital stock that may deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or that may be issued upon exercise of a stock option or warrant) (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of Common Stock, preferred stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, transfer any Common Stock,

preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, preferred stock or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, and (ii) the Company may, with respect to any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the 1934 Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock, preferred stock or other capital stock may be effected pursuant to such plan during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The electronic signature of the undersigned (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this agreement shall have the same validity and effect as a signature affixed by the hand of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

If the Underwriting Agreement is not executed by the parties thereto prior to September 30, 2021, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

1.

The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

2.

The Registration Statement at [●], including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

3.

The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contracts and Pledge Agreement,” “Description of the Convertible Preferred Stock” and “Description of the Series B Preferred Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, the Corporate Units, the Purchase Contracts, the Convertible Preferred Stock and the Series B Preferred Stock, and under the caption “Underwriting,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal and New York laws referred to therein, are accurate descriptions or summaries in all material respects.

4.

The Purchase Contract Agreement constitutes, and the Corporate Units, when they are executed by the Company, executed on behalf of the holder(s) thereof by the Purchase Contract Agent as attorney-in-fact of such holder(s), authenticated by the Purchase Contract Agent, and delivered against payment therefor in the manner contemplated by the Underwriting Agreement, will constitute, legally valid and binding obligations of the Company under New York law, enforceable against the Company in accordance with their terms.

5.	The execution and delivery by the Company of the Underwriting Agreement and the Purchase Contract Agreement, and the issuance and sale of the Corporate Units to be

E-1

issued and sold by the Company to you and the other Underwriters, do not on the date hereof:

a.	result in the breach of or a default under any of the Specified Agreements;

b.	violate any U.S. federal or New York statute, rule or regulation applicable to the Company; or

c.

require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any U.S. federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

6.

The Company is not, and immediately after giving effect to the sale of the Corporate Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

E-2

EXHIBIT F

FORM OF OPINION OF PENNSYLVANIA COUNSEL

1.

The Company has the corporate power and authority to own or lease and operate its properties and to conduct its businesses, in each case as described as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based solely on certificates from public officials, we confirm that the Company has been duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.

The Corporate Units to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when the Corporate Units have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Underwriters and issued against payment for such Corporate Units in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights, if any, arising solely from the Governing Documents. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the PBCL.

3.

The shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts pursuant to the Purchase Contract Agreement (assuming such Purchase Contracts are settled at the initial Maximum Settlement Rate (as defined in the Purchase Contract Agreement)) have been duly authorized by all necessary corporate action of the Company and, when such shares of Common Stock have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders of such Purchase Contracts and issued against payment therefor in accordance with the terms of the Purchase Contract Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights, if any, arising solely from the Governing Documents. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the PBCL.

4.

The shares of Convertible Preferred Stock forming part of the Corporate Units to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when the shares of Convertible Preferred Stock have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Underwriters and issued against payment for such Corporate Units in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights, if any, arising solely from the Governing Documents. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the PBCL.

5.

The shares of Common Stock to be issued, pursuant to the Convertible Preferred Stock Statement With Respect to Shares, by the Company upon conversion of Convertible Preferred Stock forming part of the Corporate Units to be issued and sold by the Company pursuant to the Underwriting Agreement (assuming such conversion is settled by the delivery, per share of Convertible Preferred Stock to be converted, of a number of shares of Common Stock equal to the initial Conversion Rate (as defined in the Convertible Preferred Stock Statement With Respect to Shares)) have been duly authorized by all necessary corporate action of the Company and, when such shares of Common Stock have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders of such Convertible Preferred Stock and issued in accordance with the Convertible Preferred Stock Statement With Respect to Shares upon conversion of such Convertible Preferred Stock, will be validly issued, fully paid and nonassessable and free of preemptive rights, if any, arising solely from the Governing Documents. In rendering the foregoing opinion, we have assumed that (i) such Convertible Preferred Stock has been issued to the Underwriters against payment for such Corporate Units in accordance with the terms of the Underwriting Agreement; and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the PBCL.

6.

The shares of Series B Preferred Stock to be issued, pursuant to the Convertible Preferred Stock Statement With Respect to Shares, by the Company upon conversion of Convertible Preferred Stock forming part of the Corporate Units to be issued and sold by the Company pursuant to the Underwriting Agreement (assuming such conversion is settled by the delivery of one share of Series B Preferred Stock per share of Convertible Preferred Stock to be converted) have been duly authorized by all necessary corporate action of the Company and, when such shares of Series B Preferred Stock have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders of such Convertible Preferred Stock and issued in accordance with the Convertible Preferred Stock Statement With Respect to Shares upon conversion of such Convertible Preferred Stock, will be validly issued, fully paid and nonassessable and free of preemptive rights, if any, arising solely from the Governing Documents. In rendering the foregoing opinion, we have assumed that (i) such Convertible Preferred Stock has been issued to the Underwriters against payment for such Corporate Units in accordance with the terms of the Underwriting Agreement; and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the PBCL.

7.

The execution, delivery and performance of each of the Purchase Contract Agreement and the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement and Purchase Contract Agreement have been duly executed and delivered by the Company.

8.

The execution and filing with the Secretary of State of the Commonwealth of Pennsylvania of each of the Convertible Preferred Stock Statement With Respect to Shares and the Series B Preferred Stock Statement With Respect to Shares, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary corporate action of the Company, and the Convertible Preferred Stock

Statement With Respect to Shares and the Series B Preferred Stock Statement With Respect to Shares have been duly executed and filed with the Secretary of State of the Commonwealth of Pennsylvania.

9.

(A) (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Contract Agreement and the Underwriting Agreement, (ii) the issuance of the Corporate Units to be issued and sold by the Company to you and the other Underwriters and the consummation of the transactions contemplated by the Purchase Contract Agreement and the Underwriting Agreement, and (iii) the execution and filing of the Convertible Preferred Stock Statement With Respect to Shares and the Series B Preferred Stock Statement With Respect to Shares, do not; and (B) if the Company were now to perform its obligations pursuant to the Convertible Preferred Stock Statement With Respect to Shares and the Series B Preferred Stock Statement With Respect to Shares, including the issuance of the shares of Series B Preferred Stock and Common Stock, if any, issuable upon conversion of the Convertible Preferred Stock, such performance would not:

a.	violate the provisions of the Governing Documents; or

b.	violate any Pennsylvania statute, rule or regulation applicable to the Company or violate the PBCL; or

c.

require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any Pennsylvania statute, rule or regulation applicable to the Company or the PBCL on or prior to the date hereof that have not been obtained or made.

10.

The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” “Description of the Convertible Preferred Stock” and “Description of the Series B Preferred Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, the Convertible Preferred Stock and the Series B Preferred Stock, or insofar as they purport to describe or summarize certain provisions of the laws of the Commonwealth of Pennsylvania referred to therein, are accurate descriptions or summaries in all material respects.

EXHIBIT G

PRICING TERM SHEET

Free Writing Prospectus Filed Pursuant to Rule 433

To Prospectus dated May 17, 2021

Preliminary Prospectus Supplement dated May 17, 2021

Registration Statement File No. 333-256180

Pricing Term Sheet dated May 17, 2021

2,000,000 Equity Units

(initially consisting of 2,000,000 Corporate Units)

UGI Corporation

The information in this pricing term sheet relates only to the offering of Equity Units (the “Equity Units Offering”) and should be read together with (i) the preliminary prospectus supplement (the “preliminary prospectus supplement”) dated May 17, 2021 relating to the Equity Units Offering, including the documents incorporated by reference therein, and (ii) the related base prospectus dated May 17, 2021, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-256180. Terms used but not defined in this pricing term sheet have the meanings given to them in the preliminary prospectus supplement. For purposes of this pricing term sheet, “we,” “us,” “our,” or “Company” refers to UGI Corporation, and not any of its subsidiaries.

Company:	UGI Corporation.

Company Common Stock Exchange / Ticker:	The New York Stock Exchange / “UGI.”

Trade Date:	May 18, 2021.

Closing Price of Our Common Stock on The New York Stock Exchange on May 17, 2021:	$43.81.

Settlement Date:	May 25, 2021 (T+5).

Equity Units

Equity Units:	Each Equity Unit will have a stated amount of $100 and will initially be a “Corporate Unit” consisting of a purchase contract issued by us and, initially, a 1/10th, or 10%, undivided beneficial ownership in one share of 0.125% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share, issued by us, which we refer to as “Convertible Preferred Stock.”

Number of Equity Units Offered:	2,000,000 (or a total of 2,200,000, if the underwriters exercise their over-allotment option in full).

Initial Price to Public:	$100 per Equity Unit, plus, if applicable, accrued but unpaid contract adjustment payments and accumulated but unpaid dividends, from the Settlement Date.

Purchase Contracts

Purchase Contracts:	Unless early settled as described in the preliminary prospectus supplement, each purchase contract obligates holders to purchase from us, and obligates us to sell, on June 1, 2024 (or if such day is not a business day, the next business day), for a price of $100, a number of newly issued shares of our common stock equal to the settlement rate, as described under “Description of the Purchase Contracts—Purchase of Common Stock” in the preliminary prospectus supplement.

Reference Price:	$43.81 (the closing price of our common stock on The New York Stock Exchange on May 17, 2021), subject to adjustment as described in the preliminary prospectus supplement.

Maximum Settlement Rate:	2.2826 shares of our common stock (subject to adjustment as described in the preliminary prospectus supplement).

Contract Adjustment Payments:	Payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2021, at a rate per year of 7.125% on the stated amount of $100 per purchase contract, subject to our right to defer contract adjustment payments, as described in the preliminary prospectus supplement. Contract adjustment payments will be paid in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply.

Deferred Contract Adjustment Payments:	Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.25% per year until paid, compounded quarterly, to, but excluding, the payment date.

Early Settlement of the Purchase Contracts at Holders’ Option:	A holder of Equity Units may settle the related purchase contracts at any time prior to the close of business on the business day immediately preceding the first day of the “market value averaging period” (as defined under “Description of the Purchase Contracts—Purchase of Common Stock” in the preliminary prospectus supplement), subject to certain exceptions and conditions described under “Description of the Purchase Contracts—Early Settlement” in the preliminary prospectus supplement. Holders of Corporate Units and Treasury Units may settle early only in integral multiples of 10 Equity Units. Upon early settlement of any purchase contracts, except following a fundamental change as described below, we will deliver a number of newly issued shares of our common stock determined over a 20 consecutive trading day period beginning on the trading day immediately following the day the holder exercises this right, which we refer to as the “early settlement averaging period.” The number of shares of our common stock we are obligated to deliver will equal 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “Description of the Purchase Contracts—Purchase of Common Stock” in the preliminary prospectus supplement as if the “applicable market value” (as defined under such caption in the preliminary prospectus supplement) were the average of the daily VWAPs of our common stock during the early settlement averaging period.

Early Settlement Upon a Fundamental Change:	Upon the occurrence of a fundamental change, a holder of Equity Units will have the right, subject to certain exceptions and conditions described in the preliminary prospectus supplement, to settle its purchase contracts early at the settlement rate determined as if the applicable market value equaled the “stock price” of the fundamental change (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” in the preliminary prospectus supplement), plus an additional number of make-whole shares of our common stock determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” in the preliminary prospectus supplement.

The following table sets forth the number of make-whole shares of our common stock per purchase contract that would apply at various stock prices and effective dates (all as defined in the preliminary prospectus supplement):

	Stock Price
Effective Date	$10.00	$15.00	$20.00	$30.00	$43.81	$48.00	$50.00	$52.57	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00	$200.00	$250.00

May 25, 2021	1.1685	0.7671	0.5612	0.3076	0.0000	0.1959	0.2548	0.3240	0.2573	0.1962	0.1567	0.1299	0.1109	0.0804	0.0618	0.0391	0.0256
June 1, 2022	0.7793	0.5118	0.3763	0.2045	0.0000	0.1254	0.1846	0.2542	0.1902	0.1362	0.1051	0.0860	0.0733	0.0535	0.0413	0.0262	0.0172
June 1, 2023	0.3928	0.2580	0.1906	0.1093	0.0000	0.0583	0.1139	0.1798	0.1131	0.0690	0.0508	0.0419	0.0362	0.0270	0.0209	0.0133	0.0087
June 1, 2024	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The actual stock price and effective date may not be set forth on the table, in which case:

(1)   if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares of our common stock will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective dates on the table based on a 365- or 366-day year, as applicable;

(2) if the stock price exceeds $250.00 per share of our common stock, subject to adjustment, then the make-whole share amount will be zero; and

(3)   if the stock price is less than $10.00 per share of our common stock, subject to adjustment, then the make-whole share amount will be determined as if the stock price equaled $10.00, subject to adjustment.

Convertible Preferred Stock

Convertible Preferred Stock:	The Corporate Units will include an aggregate of 200,000 shares (or 220,000 shares, if the underwriters exercise their over-allotment option in full) of Convertible Preferred Stock with a liquidation preference of $1,000 per share. In connection with a successful remarketing of the Convertible Preferred Stock, (a) the dividend rate on the Convertible Preferred Stock may be increased, (b) if the closing price of our common stock on the pricing date for such successful remarketing is less than or equal to the Reference Price on such date, the conversion rate of the Convertible Preferred Stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price of our common stock on such date and/or (c) the earliest redemption date for the Convertible Preferred Stock may be changed to a later date that is on or prior to August 29, 2025, each as described under “Description of the Convertible Preferred Stock—Terms of the Remarketed Preferred Stock” in the preliminary prospectus supplement.

Dividends on Convertible Preferred Stock:	Holders of the Convertible Preferred Stock will receive, when, as and if declared by our board of directors, cumulative dividends at the Dividend Rate of the Convertible Preferred Stock (as defined below) on the $1,000 liquidation preference per share. Dividends on the Convertible Preferred Stock will accumulate from the first date of original issuance of the Convertible Preferred Stock and will be payable when, as and if declared by our board of directors, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2021. Dividends on the Convertible Preferred Stock will be paid in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a dividend payment method to apply.

Dividend Rate of the Convertible Preferred Stock:	0.125% per year on the $1,000 liquidation preference per share. However, following a successful remarketing of the Convertible Preferred Stock, the dividend rate may be increased as described under “Description of the Convertible Preferred Stock—Terms of the Remarketed Preferred Stock” in the preliminary prospectus supplement.

Accumulated but Unpaid Dividends on Convertible Preferred Stock:	Any accumulated but unpaid dividends will accumulate additional dividends at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with a remarketing) until paid, compounded quarterly, to, but excluding, the payment date.

Maturity of Convertible Preferred Stock:	The Convertible Preferred Stock has no maturity date and will remain outstanding unless converted by holders or redeemed by us.

Conversion Premium:	Approximately 20% above the closing price of our common stock on The New York Stock Exchange on May 17, 2021.

Initial Conversion Rate:	19.0215 shares of our common stock per share of Convertible Preferred Stock. If the closing price of our common stock on the pricing date for a successful remarketing is less than or equal to the Reference Price on such date, the conversion rate of the Convertible Preferred Stock may be increased to an amount (rounded to the nearest ten-thousandth of a share) equal to $1,000, divided by 120% of the closing price of our common stock on such date.

Initial Conversion Price:	Approximately $52.57 per share of our common stock.

Settlement Upon Conversion:	Upon surrender of Convertible Preferred Stock for conversion, we will deliver to the converting holder, in respect of each $1,000 liquidation preference of the Convertible Preferred Stock being converted, (i) a share of Series B Preferred Stock (as defined below) (or, solely with respect to conversions in connection with a redemption, up to $1,000 in cash plus all accumulated but unpaid dividends, if any, on such converted Convertible Preferred Stock to, but excluding, the payment date immediately preceding the relevant conversion date) and (ii) shares of our common stock (if any), as described under “Description of the Convertible Preferred Stock—Conversion Rights—Settlement Upon Conversion” in the preliminary prospectus supplement.

Holders of Corporate Units do not have the right to convert their ownership interests in the Convertible Preferred Stock that are a part of such Corporate Units. Only shares of Convertible Preferred Stock that are not a part of Corporate Units may be converted. Holders of such separate shares of Convertible Preferred Stock that are not a part of Corporate Units may convert their shares at their option prior to June 1, 2024 only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing. On and after June 1, 2024, holders of shares of Convertible Preferred Stock may, at their option, at any time and from time to time, convert their shares, all as described in the preliminary prospectus supplement.

Optional Redemption of Convertible
Preferred Stock:	On or after September 3, 2024, we will have the option to redeem for cash some or all the shares of Convertible Preferred Stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated but unpaid dividends to, but excluding, the redemption date.

In connection with a successful remarketing of the Convertible Preferred Stock, the earliest redemption date for the Convertible Preferred Stock may be changed to a later date that is on or prior to August 29, 2025, as described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing” in the preliminary prospectus supplement.

If any shares of Convertible Preferred Stock are called for redemption, we must also call for redemption a proportionate number of outstanding shares of Series B Preferred Stock, if any, on the same redemption date.

Adjusted Conversion Rate Upon
Fundamental Change:	There will be no make-whole amount of shares of our common stock or increase to the conversion rate for conversions of the Convertible Preferred Stock in connection with a fundamental change, except for the limited circumstance where the fundamental change occurs prior to a successful remarketing of the Convertible Preferred Stock and the stock price in connection with such fundamental change on the effective date is less than the conversion price. Under such limited circumstance, the conversion rate will be determined as described under “Description of the Convertible Preferred Stock—Conversion Rights—Adjusted Conversion Rate Upon a Fundamental Change” in the preliminary prospectus supplement.

Notwithstanding the foregoing, in no event will the conversion rate exceed 45.6517 shares of our common stock per share of Convertible Preferred Stock, which is equal to the $1,000 liquidation preference divided by 50% of the closing price of our common stock on May 17, 2021 (subject to adjustment as set forth in the preliminary prospectus supplement).

Series B Preferred Stock

Series B Preferred Stock:	We may issue an aggregate of up to 200,000 shares (or up to 220,000 shares, if the underwriters exercise in full their over-allotment option on the Corporate Units) of 0.125% Series B Cumulative Perpetual Preferred Stock, which we refer to as “Series B Preferred Stock,” upon optional conversion of the Convertible Preferred Stock as described under “Description of the Convertible Preferred Stock—Conversion Rights—Settlement Upon Conversion” in the preliminary prospectus supplement. The Series B Preferred Stock will not be pledged to us to secure any holder’s obligation under any purchase contract.

Dividends on Series B Preferred Stock:	Holders of the Series B Preferred Stock will receive, when, as and if declared by our board of directors, cumulative dividends at the Dividend Rate of the Series B Preferred Stock (as defined below) on the $1,000 liquidation preference per share. Subject to certain exceptions set forth in the preliminary prospectus supplement, the Series B Preferred Stock delivered to a holder upon conversion of the Convertible Preferred Stock will have initial accumulated dividends at issuance equal to the amount of any accumulated but unpaid dividends on the Convertible Preferred Stock (including compounded dividends thereon, if any) to, but excluding, the date of issuance of such Series B Preferred Stock. Dividends on the Series B Preferred Stock will continue to accumulate from the first date of original issuance of the Series B Preferred Stock and will be payable when, as and if declared by our board of directors, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on the first payment date following the date on which the Series B Preferred Stock is first issued. Dividends on the Series B Preferred Stock will be paid in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a dividend payment method to apply.

Dividend Rate of the Series B Preferred Stock:	0.125% per year on the $1,000 liquidation preference per share. In connection with a successful remarketing of the Convertible Preferred Stock, the dividend rate on the Convertible Preferred Stock may be increased as described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing” in the preliminary prospectus supplement. In that case, the dividend rate on the Series B Preferred Stock will be increased to be equal to such increased dividend rate on the Convertible Preferred Stock.

Accumulated but Unpaid Dividends on Series B Preferred Stock:	Any accumulated but unpaid dividends will accumulate additional dividends at the then-applicable dividend rate (as such dividend rate may be adjusted in connection with a remarketing of the Convertible Preferred Stock) until paid, compounded quarterly, to, but excluding, the payment date.

Maturity of Series B Preferred Stock:	The Series B Preferred Stock has no maturity date and will remain outstanding unless redeemed by us.

Optional Redemption of Series B Preferred Stock:	On or after September 3, 2024, we will have the option to redeem for cash some or all the shares of Series B Preferred Stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated but unpaid dividends to, but excluding, the redemption date.

In connection with a successful remarketing of the Convertible Preferred Stock, the earliest redemption date for the Convertible Preferred Stock may be changed to a later date that is on or prior to August 29, 2025 as described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing” in the preliminary prospectus supplement. In that case, the earliest redemption date for the Series B Preferred Stock will be changed to such later date.

If any shares of Series B Preferred Stock are called for redemption, we must also call for redemption a proportionate number of outstanding shares of Convertible Preferred Stock, if any, on the same redemption date.

Underwriting Discount:	$3 per Corporate Unit / $6 million total (excluding the underwriters’ over-allotment option).

Joint Book-Running Managers:	Wells Fargo Securities, LLC
BofA Securities, Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

Co-Managers:	Credit Agricole Securities (USA) Inc.
HSBC Securities (USA) Inc.

Mediobanca – Banca di Credito Finanziario S.p.A.
BNP Paribas Securities Corp.
Regions Securities LLC
Citizens Capital Markets, Inc.
PNC Capital Markets LLC

Use of Proceeds:	We expect to receive net proceeds from the offering of approximately $191.9 million (or approximately $211.3 million, if the underwriters exercise their over-allotment option in full), after deducting the offering expenses and the underwriting discount. We intend to use the net proceeds from the offering to pay a portion of the purchase price of the Mountaineer Acquisition (as defined in the preliminary prospectus supplement) and related fees and expenses and for general corporate purposes. See “Use of Proceeds” in the preliminary prospectus supplement.

Listing:	We intend to apply for listing of the Corporate Units on The New York Stock Exchange under the symbol “UGIC.”

CUSIP for the Corporate Units:	902681 113

CUSIP for the Treasury Units:	902681 121

CUSIP for the Cash Settled Units:	902681 139

CUSIP for the Convertible Preferred Stock:	902681 204

CUSIP for the Series B Preferred Stock:	902681 303

The information in this communication supersedes the information in the preliminary prospectus supplement to the extent it is inconsistent with such information. Other information presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the changes described herein.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about May 25, 2021, which is five business days following the Trade Date of the Corporate Units (such settlement cycle being herein referred to as “T+5”). You should note that the trading of the Corporate Units on the Trade Date or the next two business days may be affected by the T+5 settlement. See “Underwriting” in the preliminary prospectus supplement.

The issuer has filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from (i) Wells Fargo Securities, LLC, at 500 West 33rd Street, New York, New York, 10001, Attn: Equity Syndicate Department, by calling toll free 1-800-326-5897, or by e-mail at cmclientsupport@wellsfargo.com, (ii) BofA Securities, Inc. by telephone at 800-294-1322, (iii) Credit Suisse Securities (USA) LLC by telephone at 800-221-1037, (iv) Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com or (v) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT H

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.	Pricing Term Sheet dated as of May 17, 2021 (Exhibit G hereto)

H-1